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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PENN NATIONAL GAMING, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on June 1, 2005

        NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders of Penn National Gaming, Inc. (the "Company"), a Pennsylvania corporation, will be held on Wednesday, June 1, 2005, at 10:00 a.m., local time, at Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103 for the following purposes:

  1.
  To elect two Class III directors for a 3-year term and until their successors are duly elected and qualified.

  2.
  To consider and transact such other business as may properly come before the Annual Meeting.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. Management currently knows of no other business to be presented at the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy will vote with their judgment on those matters.

        Only shareholders of record at the close of business on April 8, 2005 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. Any shareholder attending the Annual Meeting may vote in person even if such shareholder previously signed and returned a proxy.

By order of the Board of Directors,
Robert S. Ippolito Secretary

Wyomissing, Pennsylvania
April 29, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU CAN ENSURE THAT YOUR SHARES ARE VOTED AT THE MEETING BY SUBMITTING YOUR INSTRUCTIONS BY PHONE, BY INTERNET OR BY COMPLETING, SIGNING, DATING AND MAILING THE ENCLOSED PROXY FORM PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE (NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
JUNE 1, 2005

        This Proxy Statement and the enclosed Proxy are first being sent or given to shareholders of Penn National Gaming, Inc. (the "Company") on or about May 2, 2005, in connection with the solicitation of proxies for use at the Company's 2005 Annual Meeting of Shareholders ("Annual Meeting") to be held on Wednesday, June 1, 2005 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103. This solicitation is being made on behalf of the Board of Directors of the Company.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

        The Board of Directors has set the close of business on April 8, 2005 as the record date ("Record Date") for the determination of shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 82,842,086 shares of the Company's Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

        The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes, which all shareholders are entitled to cast, is necessary for a quorum to be present at the Annual Meeting. Each share of the Company's Common Stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting.

        The shares represented by all valid proxies received by phone, by internet or by mail, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein, and if no choice is specified, will be voted for each of the nominees for director set forth in this Proxy Statement. Assuming a quorum is present, the two nominees for director receiving the highest number of votes cast by shareholders entitled to vote for directors will be elected to serve on the Company's Board of Directors. The Board knows of no other matters that are likely to be brought before the meeting other than the matters specifically referred to in the notice of the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy or their duly appointed substitutes acting at the meeting will be authorized to vote or otherwise act with their judgment on those matters. For purposes of determining the number of votes cast, only those cast "for" or "against" are counted. Abstentions and broker non-votes are not considered "cast" but are counted for purposes of determining whether a quorum is present at the Annual Meeting.

        It is expected that the solicitation of proxies will be conducted primarily by mail. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, telecopy or via the internet.

GOVERNANCE OF THE COMPANY

        The Company's Board of Directors believes that the purpose of corporate governance is to ensure that shareholder value is maximized in a manner consistent with legal requirements and the highest standards of integrity. The Board adheres to corporate governance practices, which the Board and senior management believe promote this objective and are sound. The Company regularly reviews these governance practices, Pennsylvania law (the state in which the Company is incorporated), the Marketplace Rules of the National Association of Securities Dealers, Inc. (the "Marketplace Rules"), and U.S. Securities and Exchange Commission ("SEC") regulations, as well as best practices suggested by recognized governance authorities.

Board of Directors

        The Company's Board of Directors currently consists of six (6) members: Peter M. Carlino, Harold Cramer, David A. Handler, John M. Jacquemin, Robert P. Levy and Barbara Z. Shattuck. The Board has determined that all of the directors, other than Mr. Carlino, are independent under the current Marketplace Rules.

        The Board of Directors held twelve (12) meetings during the fiscal year ended December 31, 2004. Each of the Company's directors attended at least 75% of the aggregate of all meetings of the Board during the fiscal year ended December 31, 2004. In addition, each of the Company's directors attended at least 75% of the aggregate of all meetings of all committees of the Board of which he or she was a member held during the fiscal year ended December 31, 2004.

        The Company has four standing committees: the Audit Committee, the Compensation Committee, the Compliance Committee and the Nominating Committee.

        Audit Committee.    John M. Jacquemin (Chairman), Harold Cramer and Robert P. Levy are the members of the Audit Committee. The Board has determined that Messrs. Jacquemin, Cramer and Levy are independent under the current Marketplace Rules and SEC regulations. The Board has determined that Mr. Jacquemin, the Chairman of the Audit Committee, satisfies the SEC criteria of a "financial expert" and is "financially sophisticated" for the purposes of Marketplace Rules. Because of his position as one of five trustees for the Carlino Family Trust, an irrevocable trust (see "Security Ownership of Principal Shareholders and Management" beginning on page 8 of this Proxy Statement), Harold Cramer falls outside the SEC safe harbor providing that a person will not be deemed an affiliate for purposes of determining audit committee member independence if he or she beneficially owns 10% or less of an issuer's voting stock. Mr. Cramer's voting and investment power in connection with the shares of the Company's common stock held by the Carlino Family Trust is, however, restricted to limited matters and is shared with the other trustees. Peter M. Carlino has the sole power to vote the shares held by the Carlino Family Trust, except in the case of a sale of all or substantially all of the Company's assets, a merger where the Company will not be the surviving entity or a liquidation where the manner in which the trust's shares are voted is determined by a vote of all five trustees. As a result of Mr. Cramer's limited voting and investment power, the Board has determined that Mr. Cramer is independent for the purpose of the SEC regulations and the Marketplace Rules.

        The principal functions of the Audit Committee are to serve as an independent and objective party to monitor the integrity of the Company's financial reporting process and internal control system;

appoint, compensate and retain the independent auditor; oversee, review and appraise the audit efforts of the Company's independent accountants; and maintain free and open communication with and among the independent accountants, financial and senior management, and the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors that complies with the current Marketplace Rules. A copy of the written charter was included as Appendix A to the Company's 2004 Annual Meeting Proxy Statement dated April 21, 2004, which was filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. The Audit Committee met eleven (11) times in 2004.

        Compensation Committee.    Harold Cramer (Chairman), David A. Handler and Barbara Z. Shattuck are members of the Compensation Committee. The Board has determined that Messrs. Cramer and Handler and Ms. Shattuck are independent for the purposes of the Marketplace Rules. The principal functions of the Compensation Committee are to evaluate the annual performance of the Chief Executive Officer ("CEO") and other executive officers and set their annual compensation; review the Company's executive compensation programs; assess the Company's management succession planning; recommend the structure and amount of compensation for non-employee directors; review and approve management recommendations regarding option grants to employees other than executive officers; and administer and interpret the Company's Amended and Restated 1994 Stock Option Plan, as amended, or 1994 Stock Option Plan, and 2003 Long Term Incentive Compensation Plan, or 2003 Equity Compensation Plan. The Compensation Committee operates under a written charter adopted by the Board of Directors and met three (3) times in 2004.

        Compliance Committee.    The Compliance Committee has three members. David A. Handler and John M. Jacquemin are the current Board members of the Compliance Committee. Steve Ducharme, a consultant to the Company, is the Chairman of the Compliance Committee. The Compliance Committee was established to ensure, through self-regulatory procedures, compliance with applicable laws relating to the Company's gaming and racing businesses and to prevent, to the fullest extent possible, any involvement by the Company in any activities that would pose a threat to the reputation and integrity of the Company's gaming and racing operations. The Compliance Committee met ten (10) times in 2004.

        Nominating Committee.    Harold Cramer (Chairman), David A. Handler and Barbara Z. Shattuck are the members of the Nominating Committee. The Board has determined that Messrs. Cramer and Handler and Ms. Shattuck are independent under the Marketplace Rules. The Nominating Committee is responsible for identifying and recommending, for the Board's selection, nominees for election to the Board and advising the Board with respect to Board structure, composition and size of the Board and its committees. The Nominating Committee operates under a written charter adopted by the Board of Directors that complies with the current Marketplace Rules. A copy of the written charter was included as Appendix B to the Company's 2004 Annual Meeting Proxy Statement dated April 21, 2004, which was filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. The Nominating Committee met one (1) time in 2004.

        The Nominating Committee considers candidates for Board membership suggested by, among others, its members, other Board members and management. The Nominating Committee has authority to retain a search firm to assist in the identification of director candidates. In selecting nominees for director, the Nominating Committee considers a number of factors, including, but not limited to:

    •
    whether a candidate has demonstrated business and industry experience that is relevant to the Company, including recent experience at the senior management level (preferably as chief executive officer or a similar position) of a company as large or larger than the Company;

    •
    a candidate's ability to meet the suitability requirements of all relevant regulatory agencies;

    •
    a candidate's ability to represent interests of the shareholders;

    •
    a candidate's independence from management and freedom from potential conflicts of interest with the Company;

    •
    a candidate's financial literacy, including whether the candidate will meet the audit committee membership standards set forth in the Marketplace Rules;

    •
    whether a candidate is widely recognized for his or her reputation, integrity, judgment, skill, leadership ability, honesty and moral values;

    •
    a candidate's ability to work constructively with the Company's management and other directors; and

    •
    a candidate's availability, including the number of other boards on which the candidate serves, and his or her ability to dedicate sufficient time and energy to his or her board duties.

        During the process of considering a potential nominee, the Committee may request additional information about, or an interview with, the potential nominee.

        The Nominating Committee will also consider recommendations of nominees for director to be elected at the Company's 2006 annual meeting of shareholders by shareholders who have owned beneficially at least 1% of the Company's common stock for a continuous period of not less than 12 months before making such recommendation, provided that such recommendation must be in proper written form (containing certain information specified in the bylaws about the shareholder and the person recommended) and must be received by the Secretary of the Company between January 2 and February 1, 2006 at the Company's principal executive office. In evaluating recommendations received from shareholders, the Committee will apply the criteria and follow the process described above.

Compensation of Directors

        The Company pays director's fees to each director who is not an employee of the Company. During the year ending December 31, 2004, each outside director received an annual fee of $18,000, plus $1,500 for each Board meeting attended in person and reimbursement for out-of-pocket expenses in connection with their attendance at such meetings. In addition, each member of the Audit Committee receives $1,000 for each audit committee meeting in which they participate. In addition, in 2004, the Compensation Committee approved a grant to each non-employee director of options to purchase 60,000 shares (adjusted for the two-for-one split of the Company's Common Stock effected on March 7, 2005) of Common Stock of the Company. The exercise price of the options granted to non-employee directors is equal to the fair market value of the Company's Common Stock on the date of the grant.

Shareholder Access Policy

        Shareholders who wish to communicate with directors should do so by writing to the Secretary, Penn National Gaming, Inc., P.O. Box 7054, Wyomissing, PA 19610. The Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Board committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Company's Audit Committee.

Director Attendance at Annual Meetings

        The Company encourages all of its directors to attend the Company's annual meeting of shareholders. Last year, all of the individuals then serving as directors of the Company attended the Company's 2004 annual meeting of shareholders.

Employee Code of Conduct

        The Company has a Code of Conduct, which is applicable to all employees of the Company, including the Company's principal executive officer, the principal financial officer and the principal accounting officer. The Code of Conduct is designed, among other things, to deter wrongdoing and promote ethical conduct, full and accurate reporting in the Company's SEC filings, and compliance with applicable laws. A copy of the Code of Conduct has been included as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The Corporate Director of Regulatory Affairs has been named the Chief Compliance Officer under the Company's Code of Conduct. Compliance personnel at the Company's properties report to the Corporate Director of Regulatory Affairs.

PROPOSAL 1: ELECTION OF CLASS III DIRECTORS

Information about Nominees and Other Directors

        The Company's Board of Directors consists of six (6) members: Peter M. Carlino, Harold Cramer, David A. Handler, John M. Jacquemin, Robert P. Levy and Barbara Z. Shattuck. The Board has determined that all of the directors, other than Mr. Carlino, are independent under the current Marketplace Rules. Two Class III directors will be elected at the Annual Meeting to hold office, subject to the provisions of the Company's bylaws, until the annual meeting of shareholders of the Company to be held in the year 2008 and until their respective successors are duly elected and qualified.

        The following table sets forth the name, age, principal occupation and respective service dates of each person who has been nominated to be a director of the Company. Each nominee has consented to be named as a nominee and, to the knowledge of the Company, is willing to serve as a director, if elected. Should any of the nominees not remain a nominee at the end of the meeting (a situation which is not anticipated), solicited proxies will be voted in favor of those who remain as nominees and may be voted for substitute nominees.

Name of Nominee	Age	Principal Occupation	Director Since	Term Expires
Peter M. Carlino	58	Chairman of the Board and Chief Executive Officer of the Company	1994	2005
Harold Cramer	77	Retired Partner, Schnader Harrison Segal & Lewis LLP; Retired Chairman and Chief Executive Officer of the Graduate Health System	1994	2005

        Messrs. Carlino and Cramer are standing for re-election based upon the judgment, skill and dedication they have previously demonstrated as Board members and, in the case of Mr. Carlino, his accomplishments as Chief Executive Officer of the Company.

        The following table sets forth the name, age, principal occupation and respective service dates of each person who will continue as a director after the Annual Meeting.

Name	Age	Principal Occupation	Director Since	Term Expires
Class II Directors:
Robert P. Levy	74	Chairman of the Board, DRT Industries, Inc.	1995	2007
Barbara Z. Shattuck	54	Principal, Shattuck Hammond Partners, LLC	2004	2007
Class I Directors:
David A. Handler	40	Senior Managing Director, Bear Stearns & Co., Inc.	1994	2006
John M. Jacquemin	58	President, Mooring Financial Corporation	1995	2006

        Peter M. Carlino.    Mr. Carlino has served as the Company's Chairman of the Board and Chief Executive Officer since April 1994. Since 1976, he has been President of Carlino Financial Corporation, a holding company which owns and operates various Carlino family businesses, in which capacity he has been continuously active in strategic planning and monitoring the operations.

        Harold Cramer.    Mr. Cramer has been a director since 1994. Until November 1996, Mr. Cramer was the Chairman and Chief Executive Officer of the Graduate Health System. From November 1996 to July 2000, Mr. Cramer was Counsel to Mesirov Gelman Jaffe Cramer & Jamieson, LLP, which merged with Schnader Harrison Segal & Lewis LLP in July 2000. Mr. Cramer is now a retired partner of Schnader Harrison Segal & Lewis LLP.

        Robert P. Levy.    Mr. Levy has been a director since 1995. He is the past Chairman of the Board of the Atlantic City Racing Association and served a two-year term from 1989 through 1990 as President of the Thoroughbred Racing Association. Mr. Levy has served as the Chairman of the Board of DRT Industries, Inc., a diversified business based in the Philadelphia metropolitan area, since 1960. Mr. Levy owns the Robert P. Levy Stable, a thoroughbred racing and breeding operation. Mr. Levy is a director of Fasig-Tipton Company, an equine auction company.

        Barbara Z. Shattuck.    Ms. Shattuck has been a director since January 29, 2004. She is a Principal of Shattuck Hammond Partners LLC, an investment banking firm. Prior to co-founding Shattuck Hammond in 1993, Ms. Shattuck spent 11 years at Cain Brothers, Shattuck & Company, Inc., an investment banking firm she co-founded. From 1976 to 1982 she was a Vice President of Goldman, Sachs & Co. Ms. Shattuck began her career as a municipal bond analyst at Standard & Poor's Corporation. Ms. Shattuck is a member of the board of directors of Sun Life Insurance & Annuity Company of New York.

        David A. Handler.    Mr. Handler has been a director since 1994. Since April 2000, he has been a Senior Managing Director at Bear Stearns & Co., Inc. From July 1995 to April 2000, Mr. Handler was employed by Jefferies & Company, Inc. where he became a Managing Director in March 1998.

        John M. Jacquemin.    Mr. Jacquemin has been a director since 1995 and is President of Mooring Financial Corporation and a group of affiliated companies. Mooring Financial Corporation is a financial services group founded by Mr. Jacquemin in 1982 that specializes in the purchase and administration of commercial loan portfolios and equipment leases.

The Board of Directors unanimously recommends that the shareholders vote "FOR" each of the nominees.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes certain information with respect to our compensation plans and individual compensation arrangements under which our equity securities have been authorized for issuance as of the fiscal year ended December 31, 2004 (adjusted to reflect the Company's March 7, 2005 two-for-one stock split):

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by shareholders	6,941,260	$8.78	8,930,000
Equity compensation plans not approved by shareholders	95,000	$7.95	—

Total	7,036,260	$8.77	8,930,000

Option Grant to the Company's Chairman

        On February 6, 2003, the Compensation Committee granted Peter M. Carlino a stock option to purchase 95,000 shares of the Company's common stock at an exercise price of $7.95 per share (adjusted to reflect the Company's March 7, 2005 two-for-one stock split), which was the closing price of the Company's common stock on the day before the option was granted. This stock option, which was granted prior to the adoption of the Company's 2003 Equity Compensation Plan, was not granted under the 1994 Stock Option Plan because sufficient shares did not remain available for grant under such plan. The stock option vests 25% on each of February 6 of 2004, 2005, 2006 and 2007 and expires on February 6, 2013. The terms of the stock option may be amended only by a written agreement between Peter M. Carlino and the Company that is approved by the Compensation Committee.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of April 8, 2005, by each person known to the Company to own beneficially more than five percent of the Company's outstanding Common Stock, each director, the chief executive officer and each of the four other most highly compensated executive officers of the Company and all of the executive officers and directors of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them except as otherwise shown in the footnotes to the table. Unless otherwise indicated in the footnotes to the table, the address of each such person is c/o the Company, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610.

        Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of April 8, 2005, are deemed outstanding for computing the percentage beneficially owned by such holder, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the shareholders listed in the table. The percentage for each beneficial owner is calculated based on (i) the aggregate number of shares reported to be owned by such group or individual and (ii) the aggregate number of shares of Common Stock outstanding as of April 8, 2005 (82,842,086 shares).

Name and Address	Number of Shares Beneficially Owned	Percentage of Class
Peter M. Carlino (1)(2)	13,683,758	16.43%
Peter D. Carlino (1)(3)	11,145,578	13.45%
Richard J. Carlino (1)(4)	10,633,670	12.84%
David E. Carlino (1)(4)	10,622,886	12.82%
Carlino Family Trust (1)	10,593,266	12.79%
Harold Cramer (1)(5)	11,243,078	13.57%
David A. Handler (6)	150,000	*
John M. Jacquemin (6)	15,000	*
Robert P. Levy (7)	1,200	*
Barbara Z. Shattuck (8)	19,000	*
Kevin DeSanctis (6)	550,000	*
William J. Clifford (6)	150,000	*
Leonard DeAngelo (6)	92,500	*
Jordan Savitch (6)	46,260	*
All executive officers and directors as a group (11 persons) (6)	15,409,930	18.27%
FMR Corporation (9)	6,855,364	8.28%
Akre Capital Management, LLC (10)	4,667,468	5.63%

Notes to Security Ownership of Principal
Shareholders and Management Table

*
Less than 1%.

(1)
10,593,266 shares of the Company's common stock are owned by an irrevocable trust (the "Carlino Family Trust") among Peter D. Carlino, his eight children and the former spouse of one of his children, as settlors, and certain trustees, as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters. Peter D. Carlino, Peter M. Carlino, David E. Carlino, Richard J. Carlino and Harold Cramer have shared investment power and shared voting power with respect to certain matters.

(2)
The number of shares in the tables includes 10,593,266 owned by the Carlino Family Trust, 1,212,660 shares owned by the Grantor Retained Annuity Trust of Marshia W. Carlino dated January 19, 2005 of which Peter M. Carlino is the trustee and has sole voting and investment power, 131,870 shares owned jointly with Mr. Carlino's wife, 160,000 shares of restricted stock under which Mr. Carlino has voting rights but his disposition rights are currently restricted, and 450,000 shares that may be acquired upon the exercise of outstanding options.

(3)
The number of shares in the table includes 10,593,266 shares owned by the Carlino Family Trust and 552,312 shares owned by a marital trust for the benefit of Peter D. Carlino and by a residuary trust for the benefit of Peter D. Carlino and Peter D. Carlino's children as to both of which Peter D. Carlino has shared investment power and shared voting power.

(4)
The number of shares in the table includes 10,593,266 shares of Common Stock owned by the Carlino Family Trust.

(5)
The number of shares in the table includes 10,593,266 shares owned by the Carlino Family Trust, an aggregate of 552,312 shares owned by a marital trust for the benefit of Peter D. Carlino and by a residuary trust for the benefit of Peter D. Carlino and Peter D. Carlino's children as to both of which Harold Cramer has shared investment power and shared voting power and 37,500 shares that may be acquired upon the exercise of outstanding options.

(6)
Includes shares that may be acquired upon the exercise of outstanding options, as follows: Kevin DeSanctis, 550,000 shares; William J. Clifford, 150,000 shares; Leonard DeAngelo, 92,500 shares; Jordan Savitch, 46,260 shares; David A. Handler, 90,000 shares; and John M. Jacquemin, 15,000 shares; and all executive officers and directors as a group, 1,491,260 shares.

(7)
The shares are owned by Mr. Levy's spouse, as to which shares Mr. Levy disclaims beneficial ownership.

(8)
Includes 15,000 shares that may be acquired upon the exercise of outstanding options and 2,000 shares owned by Ms. Shattuck's spouse, as to which shares Ms. Shattuck disclaims beneficial ownership.

(9)
According to their 13G filed with the Securities and Exchange Commission on February 14, 2005, consists of shares beneficially owned as of December 31, 2004, and includes 1,353,840 shares to which FMR Corporation ("FMR") has sole voting power and 6,855,364 shares as to which FMR has sole dispositive power. This Schedule 13G report was filed jointly by FMR, Edward C. Johnson 3d and Abigail P. Johnson. Mr. Johnson is Chairman and Ms. Johnson is a director of FMR. Mr. Johnson owns 12.0% and Ms. Johnson owns 24.5% of the outstanding voting stock of FMR. The amounts beneficially owned by FMR include 5,502,164 shares beneficially owned by Fidelity Management & Research Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and a wholly-owned subsidiary of FMR; 647,800 shares beneficially owned by Fidelity, Management Trust Company, a bank, as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, and a wholly-owned subsidiary of FMR; and 705,400 shares owned by Fidelity International Limited ("FIL"), an investment advisor that is independent of FMR, but a partnership controlled by Edward C. Johnson 3d and his family owns approximately 40% of the voting shares of FIL and Mr. Johnson acts as the Chairman of FIL. FMR disclaims beneficial ownership of the shares of Common Stock held by FIL. The address of FMR is 82 Devonshire Street, Boston, MA 02109.

(10)
According to their 13G/A filed with the Securities and Exchange Commission on April 7, 2005, consists of shares beneficially owned as of December 31, 2004 by Akre Capital Management, LLC ("Akre"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and includes 4,667,468 shares to which Akre has sole voting power and 225,955 shares as to which Akre has sole dispositive power. The address of Akre is 2 West Washington Street, P.O. Box 998, Middelburg, VA 20118.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

        The following table sets forth information with respect to all compensation awarded to, earned by or paid for services rendered to the Company by (a) the Company's Chief Executive Officer and (b) each of the four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") during the last completed fiscal year.

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
Name and Principal Position								Restricted Stock Awards(3)	Securities Underlying Options Granted(4)	All Other Compensation
	Year	Salary		Bonus(1)			Other(2)
Peter M. Carlino Chairman of the Board and Chief Executive Officer	2004 2003 2002	$ $ $	842,585 785,016 600,000	$ $ $	832,000 800,000 550,000		$84,203 — —	$2,404,000 — —	300,000 300,000 300,000	$ $ $	319,128(5) 313,303(5) 263,398(5)
Kevin DeSanctis President and Chief Operating Officer	2004 2003 2002	$ $ $	737,261 695,865 575,000	$ $ $	728,000 700,000 525,000		— — —	— — —	200,000 200,000 200,000	$ $ $	82,751(6) 78,853(6) 8,985(6)
William J. Clifford Chief Financial Officer and Sr. Vice President, Finance	2004 2003 2002	$ $ $	402,692 343,558 275,000	$ $ $	400,000 350,000 250,000		— — —	— — —	100,000 100,000 100,000	$ $ $	44,644(7) 35,324(7) 17,023(7)
Leonard DeAngelo(8) Executive Vice President of Operations	2004 2003 2002	$ $	487,154 202,500 —	$ $	460,000 375,000 —	(10)	— — —	— — —	70,000 300,000 —	$ $	38,004(9) 18,137(9) —
Jordan Savitch(11) Senior Vice President and General Counsel	2004 2003 2002	$ $ $	317,077 275,000 90,962	$ $ $	315,000 150,000 45,833		— — —	— — —	70,000 — 230,000		$6,500(7) — —

(1)
These amounts reflect the bonuses earned for 2004, 2003 and 2002.

(2)
Certain of the Named Executive Officers received indirect compensation in the form of certain perquisites and other personal benefits. Except as otherwise disclosed in the Other Annual Compensation column, none of the perquisites or other personal benefits paid to each of the Named Executive Officers exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by such Named Executive Officers. Mr. Carlino's other annual compensation in 2004 included: personal use of the Company's aircraft ($80,922), personal use of a leased car and personal use of a country club membership.

(3)
The value expressed in the Table is determined by the closing price of Company's Common Stock on the date of grant, multiplied by the number of shares granted. A grant of 160,000 shares (adjusted to reflect the Company's March 7, 2005 two-for-one stock split) of restricted stock was made to Mr. Carlino on May 26, 2004. The shares of restricted stock will vest on May 26, 2009. At December 31, 2004, the fair market value of the shares of restricted stock held by Mr. Carlino was $4,844,000. Mr. Carlino is entitled to receive any dividends paid on the restricted stock.

(4)
Options granted have been adjusted to reflect the Company's June 25, 2002 and March 7, 2005 two-for-one stock splits.

(5)
Represents (i) contributions of $81,087, $64,626 and $36,398 in 2004, 2003 and 2002, respectively, made by the Company to its deferred compensation and 401(k) plans for the account of Peter M. Carlino; and (ii) life insurance policy premiums of $238,041, $248,677 and $227,000 in 2004, 2003 and 2002,

  respectively, paid by the Company on behalf of certain irrevocable trusts created by Peter M. Carlino. See "Certain Transactions" beginning on page 15.

(6)
Represents (i) contributions of $79,266, $66,791 and $5,500 in 2004, 2003 and 2002 respectively made by the Company to its deferred compensation and 401(k) plans for the account of Kevin DeSanctis; and (ii) life insurance policy premiums of $3,485, $12,062 and $3,485 in 2004, 2003 and 2002, respectively, paid by the Company on behalf of Mr. DeSanctis.

(7)
Represents amounts contributed by the Company to its deferred compensation and 401(k) plans for the account of such Named Executive Officers.

(8)
Mr. DeAngelo joined the Company on July 21, 2003.

(9)
Represents (i) contributions of $36,454 and $16,587 in 2004 and 2003, respectively, made by the Company to its deferred compensation plan for the account of Mr. DeAngelo; and (ii) life insurance policy premiums of $1,550 and $1,550 paid in 2004 and 2003, respectively, by the Company on behalf of Mr. DeAngelo.

(10)
Includes a $150,000 cash bonus Mr. DeAngelo received upon the commencement of his employment on July 21, 2003.

(11)
Mr. Savitch joined the Company on September 3, 2002.

Option Grants in Last Fiscal Year

        The following table sets forth certain information regarding stock options granted during 2004 to the executive officers named in the Summary Compensation Table.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(1)	Percentage of Total Options Granted to Employees in Fiscal Year 2004(2)
NAME			Exercise Price Per Share(3)	Expiration Date
					5%(4)	10%(4)
Peter M. Carlino	300,000	14.96%	$12.15	01/29/14	$2,292,321	$5,809,191
Kevin DeSanctis	200,000	9.97%	$12.15	01/29/11	$989,254	$2,305,383
William J. Clifford	100,000	4.99%	$12.15	01/29/11	$494,627	$1,152,691
Leonard DeAngelo	70,000	3.49%	$12.15	01/29/11	$346,239	$806,884
Jordan Savitch	70,000	3.49%	$12.15	01/29/11	$346,239	$806,884

(1)
Adjusted to reflect the Company's March 7, 2005 two-for-one stock split. Options granted to Messrs. Carlino, DeSanctis, Clifford, DeAngelo and Savitch vest one-quarter on the first anniversary of the date of grant, and one-quarter on each succeeding anniversary.

(2)
Based on a total number of options granted to employees during 2004 of 2,006,000.

(3)
The exercise price is equal to the fair market value of the Company's Common Stock on the date of the grant.

(4)
Potential realizable value is based on an assumption that the market price of the Company's Common Stock appreciates at the stated rates compounded annually, from the date of grant until the end of the respective option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. See "Certain Transactions."

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides information with respect to the executive officers shown in the Summary Compensation Table concerning stock options exercised during 2004 and the value of vested and unvested unexercised options held as of December 31, 2004.

			Number of Securities Underlying Unexercised Options at December 31, 2004(1)
					Value of Unexercised In-the-Money Options at December 31, 2004
Name	Shares Acquired on Exercise(1)	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter M. Carlino	650,000	$9,971,186	762,000	750,000	$9,024,270	$5,154,750
Kevin DeSanctis	200,000	$2,969,800	250,000	600,000	$2,560,000	$4,753,250
William J. Clifford	50,000	$580,125	112,500	275,000	$1,036,750	$1,942,250
Leonard DeAngelo	—	—	75,000	295,000	$435,300	$1,565,600
Jordan Savitch	143,740	$1,037,847	10	156,250	$71	$874,663

(1)
Adjusted to reflect the Company's March 7, 2005 two-for-one stock split.

Employment Agreements

        Peter M. Carlino.    On May 26, 2004, the Company entered into an employment agreement with Peter M. Carlino, its Chairman and Chief Executive Officer. The agreement has an initial term of five years and automatically renews for five year periods unless either party gives written notice of the desire to terminate at least 60 days prior to the renewal date. The agreement sets a base salary, which shall be reviewed annually and is subject to increase by the Compensation Committee, and provides for additional compensation, including equity compensation and bonuses, as may be awarded from time to time by the Compensation Committee, and certain other benefits, including health and vacation benefits. Mr. Carlino's annual salary for 2005 is $1,000,000. The agreement also provides for the continued payment of certain life insurance premiums on Mr. Carlino's behalf.

        If Mr. Carlino is terminated without "Cause" (as defined in the agreement) or due to total disability or the Company fails to renew the agreement, Mr. Carlino will be entitled to receive the product of the sum of the highest monthly base salary and monthly bonus value (determined by dividing his annual bonus by twelve) he received during the two years prior to termination multiplied by the greater of 36 months or the number of months left in the employment term (the "Severance Term"). Also, during the Severance Term, Mr. Carlino will continue to receive health benefits coverage and he will become a non-executive employee of the Company so his options will continue to vest. In the event of a Change of Control (as defined in the agreement), Mr. Carlino is entitled to receive a cash payment equal to three times the sum of the highest annual base salary Mr. Carlino received during the past two years and the highest annual bonus he received with respect to the last two calendar years. Three quarters of this Change of Control payment is due on the effective date of the Change of Control and the balance is due on the 90th day thereafter. If any severance payment or Change of Control payment results in excise tax under the Internal Revenue Code, then Mr. Carlino is entitled to a gross-up payment so that the net amount he retains will be equal to his severance or Change of Control payment less ordinary and normal taxes (but not less the excise tax).

        Mr. Carlino's employment agreement prohibits him from competing with the Company during the greater of the term of his employment agreement (including any remainder of the term after his termination) or the Severance Term. However, if Mr. Carlino is terminated other than for Cause, he can terminate the non-competition agreement after one year if he waives his right to his remaining severance payments. The agreement also prohibits the disclosure of confidential information of the Company and includes a non-solicitation clause.

        Kevin DeSanctis.    On May 26, 2004, the Company entered into an employment agreement with Kevin DeSanctis, its President and Chief Operating Officer. The agreement has an initial term of three years and automatically renews for three year periods unless either party gives written notice of the desire to terminate at least 60 days prior to the renewal date. The agreement sets a base salary, which shall be reviewed annually and is subject to increase by the Compensation Committee, and provides for additional compensation, including equity compensation and bonuses as may be awarded from time to time by the Compensation Committee, and certain other benefits, including health and vacation benefits. Mr. DeSanctis's annual salary for 2005 is $850,000. The agreement also provides for the payment of premiums on a $5,000,000 life insurance policy on Mr. DeSanctis's behalf, to the extent the policy can be issued at standard rates.

        If Mr. DeSanctis is terminated without "Cause" (as defined in the agreement) or due to total disability or the Company fails to renew the agreement, Mr. DeSanctis will be entitled to receive the product of the sum of the highest monthly base salary and monthly bonus value (determined by dividing his annual bonus by twelve) Mr. DeSanctis received during the two years prior to termination multiplied by the greater of 24 months or the number of months left in the employment term (the "DeSanctis Severance Term"). Also, during the DeSanctis Severance Term, Mr. DeSanctis will continue to receive health benefits coverage and he will become a non-executive employee of the Company so his options will continue to vest. In the event of a Change in Control (as defined in the agreement), Mr. DeSanctis is entitled to receive a cash payment equal to three times the sum of the highest annual base salary he received during the past two years and highest annual bonus Mr. DeSanctis received with respect to the last two calendar years. Three quarters of this Change of Control payment is due on the effective date of the Change of Control and the balance is due on the 90th day thereafter. If any severance payment or Change of Control payment results in excise tax under the Internal Revenue Code, then Mr. DeSanctis is entitled to a gross-up payment so that the net amount he retains will be equal to his severance or change of control payment less ordinary and normal taxes (but not less the excise tax).

        Mr. DeSanctis's employment agreement prohibits him from competing with the Company during greater of the term of his employment agreement (including any remainder of the term after his termination) or the DeSanctis Severance Term. However, if Mr. DeSanctis is terminated other than for Cause, he can terminate the non-competition agreement after one year if he waives his right to his remaining severance payments. The agreement also prohibits the disclosure of confidential information of the Company and includes a non-solicitation clause.

        William J. Clifford.    On July 30, 2001, the Company entered into an employment agreement with William J. Clifford, its Chief Financial Officer and Senior Vice President, Finance. The agreement provides for a minimum base salary, subject to adjustment, and the payment of bonuses based on Mr. Clifford's and the Company's performance. Mr. Clifford's annual salary for 2005 is $500,000. The agreement currently automatically renews for one year periods on July 30th of each year unless either party gives written notice of the desire to terminate not less than 60 or more than 90 days prior to the renewal date. If the Company, without cause, elects not to continue the agreement beyond its term or elects not to offer an "at will" employment relationship to Mr. Clifford, Mr. Clifford is entitled to receive a severance allowance equal to the full amount of Mr. Clifford's annual base salary and six months' health insurance benefits. The agreement may be terminated by the Company for "Cause" (as defined in the agreement), for performance-related reasons or because of death or total disability. Mr. Clifford is subject to a non-solicitation provision during the term of his employment agreement and for one year after he ceases to be an employee of the Company. The agreement prohibits Mr. Clifford from competing with the Company during its term and for any period thereafter for which Mr. Clifford is receiving severance payments from the Company. The agreement prohibits disclosure of trade secrets of the Company.

        Leonard DeAngelo.    On June 10, 2003, the Company entered into an employment agreement with Leonard DeAngelo, its Executive Vice President of Operations. The agreement is for a three-year initial term after which Mr. DeAngelo shall be an "at-will" employee unless the agreement is renewed. The agreement provides for an annual base salary, subject to adjustment, that Mr. DeAngelo is eligible for annual cash bonuses and for certain other benefits, including health and vacation benefits. Mr. DeAngelo's annual salary for 2005 is $500,000.

        If Mr. DeAngelo's employment is terminated without "Cause" (as defined in the agreement), he will receive the product of his monthly base salary multiplied by the greater of twelve months or the number of months remaining in the initial term of the agreement (the "Severance Period"). In the event of Mr. DeAngelo's death or total disability, he shall be entitled to a cash payment equal to the product of 175% of his monthly base salary multiplied by the number of months in the Severance Period. Whether terminated without Cause or as a result of total disability, Mr. DeAngelo will continue to receive health benefits coverage during the Severance Period. In the event that a Change of Control (as defined in the agreement) occurs, Mr. DeAngelo will be entitled to the payments and/or benefits that may become payable on substantially the same terms and conditions as any payments and/or benefits provided to his peer executives, taking into account his position and performance. Mr. DeAngelo is prohibited from disclosing confidential information. Mr. DeAngelo is subject to a non-competition provision during the term of his employment and, after the termination of his employment, for the remainder of the term of his employment agreement. In addition, Mr. DeAngelo is subject to a non-solicitation provision during his employment and, after the termination of his employment, for a period equal to the greater of the remainder of the term of his employment agreement or one year.

        Jordan Savitch.    On September 3, 2002, the Company entered into an employment agreement with Jordan Savitch, its Senior Vice President and General Counsel. The agreement currently automatically renews for one year periods on September 3rd of each year unless either party gives written notice of the desire to terminate at least 90 days prior to the renewal date The agreement provides for a minimum base salary, subject to adjustment, that Mr. Savitch is eligible for annual cash bonuses, that he is entitled to receive equity compensation grants on substantially the same terms and conditions as grants provided to his peer executives, taking into account his position and performance and for certain other benefits, including health and vacation benefits. Mr. Savitch's annual salary for 2005 is $365,000.

        If Mr. Savitch's employment is terminated for "Cause" or if he terminates for "Good Reason" (as defined in the agreement), Mr. Savitch shall receive one year of full salary and benefits. In the event that a change of control of the Company occurs, Mr. Savitch will be entitled to the payments and/or benefits that may become payable on substantially the same terms and conditions as any payments and/or benefits provided to his peer executives, taking into account his position and performance. Mr. Savitch is prohibited from disclosing confidential information and is subject to a non-competition and non-solicitation provisions for a period of one year following the termination of his employment.

Certain Transactions

        In August 1994, the Company signed a consulting agreement with Peter D. Carlino, former Chairman of the Company. Pursuant to the consulting agreement, as amended, Peter D. Carlino receives an annual fee of $135,000. Peter D. Carlino is the father of Peter M. Carlino, the Chairman of the Board and Chief Executive Officer of the Company.

        The Company paid premiums on life insurance policies (the "Policies") on behalf of certain irrevocable trusts (the "Trusts") created by the Company's Chief Executive Officer ("CEO"). The policies cover the CEO's life and that of his spouse. The Trusts are the owners and beneficiaries of the policies and are obligated to reimburse the Company for all premiums paid when the insurance matures or upon death. As of December 31, 2004, the Company has recorded receivables from such trusts in the amount of $1,908,000. The Company paid premiums of $227,000, $249,000 and $238,000 in 2002, 2003 and 2004, respectively.

        The Company currently leases 21,096 square feet of office space in two office buildings in Wyomissing, Pennsylvania for the Company's executive offices, that have lease terms expiring in March and May, 2012, respectively. In addition, the Company has entered into a lease for 5,500 square feet of office space in an office building in Wyomissing, Pennsylvania for additional office space and for temporary offices during renovation of the Company's primary offices, with a term of three years that will commence on the date the Company takes occupancy of the space following fit-out of the space. The Company also has a three year lease for 1,042 square feet of storage space in a building in Wyomissing, Pennsylvania that expires in August, 2006. The office buildings and storage space are owned by an affiliate of Peter M. Carlino, the Company's Chairman and Chief Executive Officer. In 2004, payments totaling $347,000 were made in connection with the leases, not including the lease for the 5,500 square feet of office space which has not yet commenced. Based on its research, the Company believes that the lease terms of both leases are not less favorable than lease terms available from an unaffiliated third party.

        On April 5, 2005, the Company entered into a Letter Agreement for the Construction of Certain Improvements (the "Letter Agreement") with CDG Commercial Builders, Inc. in the amount of $77,582 for the construction of improvements to the Company's for the 5,500 square feet of additional office space and for temporary offices. Such improvements include materials, labor and permits for the installation of an emergency generator. CDG Commercial Builders, Inc. is owned by an affiliate of Peter M. Carlino, the Company's Chairman and Chief Executive Officer. The Company believes that the terms of the Letter Agreement are not less favorable than the terms that could have been obtained from an unaffiliated third party.

        During 2004, Bear Stearns and Co., Inc. performed certain financial advisory and investment banking services for the Company. David A. Handler, a director of the Company, is a Senior Managing Director of Bear Stearns and Co., Inc. The Company anticipates that Bear Stearns and Co. will continue to be retained to perform services in 2005. The services performed during 2004 were provided to the Company on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties, and Bear Stearns and Co.'s compensation in connection with such services did not exceed five percent (5%) of Bear Stearns and Co.'s consolidated gross revenues for its last full fiscal year.

Compensation Committee Interlocks and Insider Participation

        The current members of the Company's Compensation Committee are Messrs. Cramer and Handler and Ms. Shattuck. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Compensation Committee of the Company.

        Notwithstanding anything to the contrary, the following reports of the Compensation Committee and the Audit Committee and the performance graph on page 21 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Company's executive officer compensation program is administered and reviewed by the Compensation Committee of the Board of Directors. The Compensation Committee currently consists of three non-employee directors of the Company who are independent under the current Marketplace Rules.

Policies and Mission

        The Compensation Committee has determined that compensation of executive officers should include a mixture of short- and long-range compensation plans that attract, motivate, properly reward and retain competent executive personnel and encourage increases in the Company's growth and profitability. As such, the Company's policy is that executive compensation should be directly and materially related to the short-term and long-term operating performance and objectives of the Company. To achieve these ends, executive compensation, including base salary, bonus, stock option grants and restricted stock grants, is to a significant extent dependent upon the Company's financial performance and the return on its Common Stock. However, to ensure that the Company is strategically and competitively positioned for the future, the Compensation Committee also attributes significant weight to other factors in determining executive compensation, such as maintaining market share, implementing capital improvements, entering new markets and achieving other long-range business and operating objectives. The Compensation Committee has monitored, and will continue to monitor, compensation trends and developments. In addition, during 2004, the Compensation Committee engaged the services of an independent compensation consultant to assess the Company's executive compensation program and to provide guidance in connection with executive compensation decisions for 2004. This consultant was engaged by, and reported directly to, the Compensation Committee.

Compensation Program

        To determine appropriate levels of executive compensation, the Compensation Committee periodically reviews the executive compensation programs and policies of the Company's competitors, in addition to a broader group of companies in its marketplace, to ensure that the Company's plans and practices are competitive and appropriately based on the Company's performance and compensation philosophy. The key components of the Company's compensation program are base salary, equity participation in the form of stock options and annual incentive cash bonus awards.

        Base Salary.    The Compensation Committee seeks to structure executive base salaries competitive with those of similarly situated companies and reviews each executive officer's salary on an annual basis. The base salaries for Peter M. Carlino and the other executive officers are set by employment agreements and adjusted by the Compensation Committee. In setting and adjusting base salary levels for individual executives, the Compensation Committee considers factors such as the executive's scope of responsibility, the executive's performance, the performance of the Company, future potential and benchmarks of comparable positions at other companies. In making salary decisions, the Compensation Committee exercises subjective judgment using no specific weights for the previously discussed factors. Effective January 1, 2004, the executive officers received base salary increases of 4% to 15%. Salary increases were based upon each individual executive's performance and the Company's achievements in 2003, including achieving year over year earnings growth that exceeded budgeted expectations, the integration of the Hollywood Casino Corporation properties, the strong performance of the Company's common stock, the continued expansion and strong operating results of the properties and the Company's efforts to mitigate the ramifications to Hollywood Casino Aurora of the tax increase imposed by the state of Illinois.

        Stock Options.    Stock options are granted under the provisions of the Company's 2003 Equity Compensation Plan. Stock options are granted to reinforce the importance of improving shareholder value over the long-term and to encourage and facilitate executive stock ownership. Stock options are granted at not less than 100% of the fair market value of the stock to ensure that executives can be rewarded only for appreciation in the price of the Common Stock where the Company's shareholders are similarly benefited. The Compensation Committee determines and designates the executive officers who receive stock options. In making grants to executive officers, the Compensation Committee establishes levels of participation for the stock option program based upon each executive officer's position in the Company, performance, tenure and future potential, without giving particular weight to one factor.

        Annual Bonus.    The Compensation Committee awarded discretionary cash bonuses to the executive officers and certain other officers. Executive officers received bonuses equal to 100% of their base salaries. The bonuses were based upon the individual executives' and the Company's various accomplishments during 2004, including, in particular, the fact that actual operating results significantly exceeded budgeted expectations for 2004, the progress of the transaction to acquire Argosy Gaming Company, management's pursuit of significant growth opportunities in Pennsylvania and Maine, the successful agreement to sell The Downs Racing, Inc. and the continued expansion and strong operating results of the properties.

Compensation of the Chief Executive Officer

        The compensation of Peter M. Carlino, the Chief Executive Officer, for 2004 was primarily made up of base salary, bonus, stock options and restricted stock. The Compensation Committee reviewed CEO compensation at certain comparable companies and Mr. Carlino's current base salary and his total compensation opportunity are each in line with those of CEOs of comparable companies. Effective January 1, 2004, Mr. Carlino's salary was set at $832,000 and, in addition, Mr. Carlino received a bonus of $832,000 for 2004. In addition, in 2004, Mr. Carlino was granted options to purchase 300,000 shares of Common Stock and a restricted stock award of 160,000 shares (adjusted to reflect the Company's March 7, 2005 two-for-one stock split).

        In establishing Mr. Carlino's compensation package, the Compensation Committee assessed the Company's and Mr. Carlino's performance. The Compensation Committee considered Mr. Carlino's demonstrated management skills, his expertise in the gaming and racing industries, his success in developing and implementing the Company's strategic plans and his development of the organization of the Company. In setting Mr. Carlino's base salary for 2004, the Compensation Committee also considered the Company's accomplishments during 2003, including exceeding budgeted operating results, the integration of the Hollywood Casino Corporation properties, achieving year over year earnings growth that exceeded budgeted expectations, the strong performance of the Company's common stock, the continued development of the organization of the Company, the continued expansion and strong operating results of the properties, and the Company's efforts to mitigate the ramifications to Hollywood Casino Aurora of the tax increase imposed by the state of Illinois.

        Mr. Carlino received a bonus for 2004 based upon his role in the Company's numerous achievements during 2004, including achieving year over year earnings growth that exceeded budgeted expectations, the progress of the transaction to acquire Argosy Gaming Company, management's progress in the pursuit of significant growth opportunities in Pennsylvania and Maine, and the continued expansion and strong operating results of the properties. The stock options awarded to Mr. Carlino reflect the total shareholder return achieved through the date of grant and were intended to link Mr. Carlino's future compensation opportunity to the creation of additional shareholder value. The restricted stock awarded to Mr. Carlino was granted under the 2003 Equity Compensation Plan and was intended to reward him for leadership of, and dedication to, the Company as well as the Company's strong performance.

Compensation Committee of the Board of Directors
Harold Cramer, Chairman David A. Handler Barbara Z. Shattuck

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors consists of John M. Jacquemin (Chairman), Harold Cramer and Robert P. Levy, all of whom are independent directors under the current Marketplace Rules, and operates under a written charter adopted by the Board of Directors that complies with the rules adopted by the National Association of Securities Dealers, Inc. and the SEC. A copy of the written charter was included as Appendix A to the Company's 2004 Annual Meeting Proxy Statement dated April 21, 2004, which was filed pursuant to Section 14(a) of the Securities Exchange Act of 1934.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee is responsible for appointing, compensating, retaining and overseeing the Company's independent registered public accounting firm. The Company's independent registered public accounting firm are responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on management's assessment of the effectiveness of the company's internal control over financial reporting. In addition, the Company's independent registered public accounting firm will express their own opinion on the effectiveness of the Company's internal controls over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        The Audit Committee members are not professional accountants, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm (the "independent accountants"), nor can the Audit Committee certify that the independent accountants are "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent accountants on the basis of the information it receives, discussions with management and the independent accountants and the experience of the Audit Committee's members in business, financial and accounting matters.

        In this context, in 2004, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

        The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the firm's independence.

        Based upon Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants on the Consolidated Financial Statements, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors
John M. Jacquemin, Chairman Harold Cramer Robert P. Levy

COMPARATIVE STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return for the Company's Common Stock since December 31, 1999 to the total returns of the NASDAQ Market Index and a peer group index. The peer group index is comprised of seven competing gaming and thoroughbred horse racing companies (Ameristar Casinos, Inc., Argosy Gaming Company, Boyd Gaming Corp., Isle of Capri Casinos, Inc., MTR Gaming Group, Inc., Pinnacle Entertainment, Inc., and Station Casinos, Inc.). The comparative returns shown in the graph assumes the investment of $100 in the Company's Common Stock, the NASDAQ Market Index and the peer group index on December 31, 1999 and assumes the reinvestment of all dividends.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG PENN NATIONAL GAMING, INC.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

	Year Ended
Index Description
	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Penn National Gaming, Inc.	$100.00	$113.20	$337.11	$352.44	$513.78	$1,345.56
Peer Group	$100.00	$90.02	$120.19	$124.66	$185.33	$349.43
NASDAQ Market Index	$100.00	$62.85	$50.10	$34.95	$52.55	$56.97

Notes:

A.
The lines represent annual index levels, assuming reinvestment of all dividends paid during the measurement period.

B.
The indexes are re-weighted daily, using the market capitalization on the previous trading day.

C.
If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

        The Company has not paid cash dividends on its Common Stock. Historic price is not indicative of future stock price.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        BDO Seidman, LLP audited the books, records and accounts of the Company and its subsidiaries for the years ended December 31, 2003 and December 31, 2004. BDO Seidman has advised the Audit Committee that it has no direct or material indirect interest in the company or its affiliates. Representatives of BDO Seidman will be present at the Annual Meeting, will have an opportunity to make statements if they desire, and will be available to respond to appropriate questions.

        A summary of aggregate fees for professional services billed by BDO Seidman in 2004 and 2003 is as follows:

	Fiscal 2004	Fiscal 2003
Audit Fees(1)	$1,880,192	$1,263,405
Audit-Related Fees(2)	109,909	96,040
Tax Fees(3)	504,542	231,496
All Other Fees	—	—

Total Fees	$2,494,643	$1,590,941

(1)
Audit fees for the fiscal years ended December 31, 2004 and December 31, 2003 include fees related to the annual audit of the Company's consolidated financial statements and reviews of their financial statements included in Quarterly Reports on Form 10-Q, annual audits required by law for certain properties, comfort letters, and other audit and attestation services related to statutory or regulatory filings. The 2004 audit fees also include $800,000 for the audit of the Company's internal controls over financial reporting and its management's assessment thereof, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Audit related fees for the fiscal years ended December 31, 2004 and December 31, 2003 include fees for quarterly audits of the net gaming proceeds at each of the Company's Louisiana properties required to be submitted to the Louisiana Gaming Control Board and the audit of the Company's 401(k) plans. The 2004 audit-related fees also include fees for assistance in responding to SEC comment letters. The 2003 audit-related fees also include fees for the preparation of financial information for a Current Report on Form 8-K regarding the acquisition of Hollywood Casino Corporation.

(3)
Tax fees for the fiscal years ended December 31, 2004 and December 31, 2003, include fees in connection with preparation of U.S. federal and state income tax returns for the Company and other tax compliance matters.

        Our Audit Committee has not yet selected an accountant for the fiscal year ending December 31, 2005 because, in light of the pending Argosy acquisition, it is re-evaluating the Company's needs and, accordingly, intends to evaluate available alternatives.

        The Audit Committee's Audit and Non-Audit Services Pre-Approval Policy provides for the pre-approval of audit and non-audit services performed by the Company's independent auditor. Under the policy, the Audit Committee may pre-approve specific services, including fee levels, by the independent auditor in a designated category (audit, audit-related, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. All audit services provided by BDO Seidman are pre-approved by the Audit Committee.

OTHER MATTERS

        The Company is mailing a 2005 Annual Report to Shareholders and a proxy card together with this proxy statement to all shareholders of record at the close of business on April 8, 2005. The Board of Directors does not know of any other business that will be presented for consideration at the Annual Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting and Proxy Statement may be acted on at the Annual Meeting. If any other business does properly come before the Annual Meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent (10%) of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's Common Stock and any other equity securities of the Company with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Company, or written representations from certain reporting persons that no such Forms were required to be filed by such persons, the Company believes that all its executive officers, directors and greater than ten percent (10%) shareholders complied with all filing requirements applicable to them during 2004, except that the following transactions were inadvertently reported late: (i) Robert P. Levy, a non-employee director of the Company, reported on a Form 5 two sales of common stock by his wife and (ii) Barbara Z. Shattuck, a non-employee director of the Company, reported on a Form 4 a purchase of common stock by her husband.

Advanced Notice Provision

        Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder who has owned beneficially at least 1% of the Company's common stock for a continuous period of not less than 12 months prior to making the proposal and who has delivered proper written notice to the Company's Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 120 or more than 150 days prior to the first anniversary of the preceding year's annual meeting—that is, with respect to the 2006 annual meeting, between January 2 and February 1, 2006. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement.

Shareholder Proposals

        Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2006 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company's Secretary no later than December 28, 2005. Proposals should be sent to the Company's principal executive office, Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, directed to the attention of the Secretary.

Householding of Proxy Materials

        Certain shareholders who share the same address may receive only one copy of the Proxy Statement and the Company's 2005 Annual Report to Shareholders in accordance with a notice delivered from such shareholders' bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as "householding," is designed to reduce printing and postage costs. Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the Proxy Statement or the Annual Report, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting the Company by telephone at (610) 373-2400 or in writing at 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Secretary. Shareholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder, and their account information.

The Company's Annual Report on Form 10-K

        The Company will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2004 including financial statements and the schedules thereto. Such written requests should be directed to the Company at 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Secretary.

By Order of the Board of Directors,
/s/ ROBERT S. IPPOLITO Secretary

April 29, 2005

PROXY

® PENN NATIONAL GAMING, INC.	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic deliver of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
PENN NATIONAL GAMING, INC. 825 BERKSHIRE BLVD., SUITE 200 WYOMISSING, PA 19610
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Penn National Gaming, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Penn National Gaming, Inc. c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PENNGI KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENN NATIONAL GAMING, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM NO. 1.
Vote On Directors
1.
	For the election of Peter M. Carlino and Harold Cramer to serve as Class III Directors until the Annual Meeting of Shareholders of the Company to be held in the year 2008 or until their successors are elected and qualified:		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.
	01) Peter M. Carlino	02) Harold Cramer
2.	In their discretion, such other business as may properly come before the annual meeting.
For comments, please check this box and write them on the back where indicated			☐
Please sign exactly as name appears. For joint accounts, each joint owner must sign.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

PROXY

PENN NATIONAL GAMING, INC.
ANNUAL MEETING OF SHAREHOLDERS, JUNE 1, 2005

        The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s) Robert P. Levy and Barbara Z. Shattuck, and each of them, as attorneys and proxies, with full power of substitution, to vote on behalf of the shareholder(s) all of the shares of Common Stock of Penn National Gaming, Inc. (the "Company"), which the shareholder(s) would be entitled to vote at the Annual Meeting of Shareholders thereof to be held on June 1, 2005 and at any and all postponements and adjournments thereof, upon the matters listed on the reverse side.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED "FOR" SUCH ITEM AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Comments:

SEE REVERSE SIDE	(If you noted any Comments above, please mark corresponding box on the reverse side.)

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
PLEASE DATE AND SIGN ON THE OTHER SIDE AND RETURN THIS PROXY PROMPTLY.	SEE REVERSE SIDE

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
GOVERNANCE OF THE COMPANY
PROPOSAL 1: ELECTION OF CLASS III DIRECTORS
The Board of Directors unanimously recommends that the shareholders vote "FOR" each of the nominees.
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
Notes to Security Ownership of Principal Shareholders and Management Table
COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPARATIVE STOCK PERFORMANCE GRAPH
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG PENN NATIONAL GAMING, INC., NASDAQ MARKET INDEX AND PEER GROUP INDEX
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS